Exhibit 99.1

JOINT FILING AND SOLICITATION AGREEMENT

WHEREAS, certain of the undersigned are shareholders, direct or beneficial, of Penwest Pharmaceuticals Co., a Washington corporation (“Penwest”);

WHEREAS, Accipiter Life Sciences Fund, LP, a Delaware limited partnership (“Accipiter Life Sciences”), Accipiter Life Sciences Fund II, LP, a Delaware limited partnership (“ALSF II”), Accipiter Life Sciences Fund (Offshore), Ltd., a Cayman Islands company (“ALSF Offshore”), Accipiter Life Sciences Fund II (Offshore), Ltd., a Cayman Islands company (“ALSF II Offshore”), Accipiter Life Sciences Fund II (QP), LP, a Delaware limited partnership (“ALSF II QP”), Accipiter Capital Management, LLC, a Delaware limited liability company (“Management”), Candens Capital, LLC, a Delaware limited liability company (“Candens”), David Lohman, Gabe Hoffman and Eugene I. Davis wish to form a group for the purpose of seeking representation on the Board of Directors of Penwest;

WHEREAS, Accipiter Life Sciences intends to nominate David Lohman, Gabe Hoffman and Eugene I. Davis as nominees to be elected to the Board of Directors of Penwest at the 2008 annual meeting of shareholders of Penwest, or any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”).

NOW, IT IS AGREED, this 15th day of February 2008 by the parties hereto:

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, each of the undersigned (collectively, the “Group”) agrees to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of Penwest.  Each member of the Group shall be responsible for the accuracy and completeness of his/her own disclosure therein.

So long as this agreement is in effect, each of the undersigned shall provide written notice to Olshan Grundman Frome Rosenzweig & Wolosky LLP (“Olshan”) of (i) any of their purchases or sales of securities of Penwest; or (ii) any securities of Penwest over which they acquire or dispose of beneficial ownership.  Notice shall be given no later than 24 hours after each such transaction.

Each of the undersigned agrees to solicit proxies or written consents for the election of David Lohman, Gabe Hoffman and Eugene I. Davis, or any other person(s) nominated by Accipiter Life Sciences, to the Board of Directors of Penwest at the Annual Meeting.

Accipiter Life Sciences agrees to bear all expenses incurred in connection with the Group’s activities, including expenses incurred by any of the parties in a solicitation of proxies or written consents by the members of the Group in connection with the Annual Meeting.  Notwithstanding the foregoing, Accipiter Life Sciences shall not be required to reimburse any party for (i) out-of-pocket expenses  incurred by a party in the aggregate in excess of $250 without Accipiter Life Sciences’  prior written approval; (ii) the value of the time of any party; (iii) legal fees incurred without Accipiter Life Sciences’ prior written approval;  or (iv) the costs of any counsel, other than Olshan, employed in connection with any pending or  threatened litigation without Accipiter Life Sciences’ prior written approval.

The relationship of the parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement.  Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein.  Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification.  Nothing herein shall restrict any party’s right to purchase or sell securities of Penwest, as he/she deems appropriate, in his/her sole discretion, provided that all such sales are made in compliance with all applicable securities laws.

This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

In the event of any dispute arising out of the provisions of this Agreement, the parties hereto consent and submit to the exclusive jurisdiction of the Federal and State Courts in the State of New York.

Any party hereto may terminate his or her obligations under this agreement at any time on 24 hours’ written notice to all other parties, with a copy by fax to Steven Wolosky at Olshan, Fax No. (212) 451-2222.

Each party acknowledges that Olshan shall act as counsel for both the Group and Accipiter Life Sciences.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto caused this Agreement to be executed as of the day and year first above written.

ACCIPITER LIFE SCIENCES FUND, LP

By:	Candens Capital, LLC its general partner

By:	/s/ Gabe Hoffman
Gabe Hoffman, Managing Member

ACCIPITER LIFE SCIENCES FUND II, LP

By:	Candens Capital, LLC its general partner

By:	/s/ Gabe Hoffman
Gabe Hoffman, Managing Member

ACCIPITER LIFE SCIENCES FUND II (QP), LP

By:	Candens Capital, LLC its general partner

By:	/s/ Gabe Hoffman
Gabe Hoffman, Managing Member

ACCIPITER LIFE SCIENCES FUND (OFFSHORE), LTD.

By:	Accipiter Capital Management, LLC its investment manager

By:	/s/ Gabe Hoffman
Gabe Hoffman, Managing Member

ACCIPITER LIFE SCIENCES FUND II (OFFSHORE), LTD.

By:	Accipiter Capital Management, LLC its investment manager

By:	/s/ Gabe Hoffman
Gabe Hoffman, Managing Member

ACCIPITER CAPITAL MANAGEMENT, LLC

By:	/s/ Gabe Hoffman
Gabe Hoffman, Managing Member

CANDENS CAPITAL, LLC

By:	/s/ Gabe Hoffman
Gabe Hoffman, Managing Member

/s/ Gabe Hoffman
GABE HOFFMAN

/s/ David Lohman
DAVID LOHMAN

/s/ Eugene I. Davis
EUGENE I. DAVIS